UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2022

LivePerson, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-30141	13-3861628
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

530 7th Ave, Floor M1

New York, New York 10018

(Address of principal executive offices, with zip code)

(212) 609-4200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	LPSN	The Nasdaq Stock Market LLC

Item 1.01. Entry into a Material Definitive Agreement.

On July 20, 2022, LivePerson, Inc., a Delaware corporation (the “Company”), entered into an agreement (the “Agreement”) with Starboard Value LP, a Delaware limited partnership, and certain of its affiliates (collectively, “Starboard”).

Pursuant to the Agreement, Starboard Value and Opportunity Master Fund Ltd has withdrawn its notice of intent to nominate four candidates for election to the Company’s Board of Directors (the “Board”) at the Company’s 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”).

In addition, the Company has agreed to (i) appoint one director identified by Starboard and approved by the Company pursuant to the process set forth in the Agreement as a Class I director (the “Starboard Director”) and (ii) appoint one director selected by the Company pursuant to the process set forth in the Agreement as a Class I director (the “Additional Independent Director”, and together with the Starboard Director, the “New Directors”). Peter Block, a current Class II director, will depart the Board no later than the conclusion of the 2022 Annual Meeting, and the Company has agreed that during the Standstill Period (as defined below) the resulting vacancy may be filled by an independent director identified by the Company, whose appointment shall be subject to approval by Starboard (to be determined in good faith) (the “Vacancy Appointee”, and together with the New Directors, the “Agreed Appointees”).

The Agreement further provides, among other things, that:

●	the Board has appointed Jill Layfield as the Lead Independent Director of the Board;

●	the Company will form an Operating Committee of the Board immediately upon the appointment of the New Directors, which will be composed of no more than four directors, including the New Directors;

●	the Company will use its reasonable efforts to hold the 2022 Annual Meeting no later than August 4, 2022, subject to compliance with applicable laws or regulatory requirements;

●	the Starboard Director will be appointed to the Compensation Committee and the Nominating and Corporate Governance Committee;

●	the Board will take all necessary actions promptly after the conclusion of the 2022 Annual Meeting and the appointment of the Vacancy Appointee to result in Class II of the Board being composed of three directors, none of whom is an Agreed Appointee, except that if the Vacancy Appointee has not been appointed to the Board prior to the expiration of the Standstill Period, the Board will ensure that Class II of the Board is not comprised of any New Director;

●	during the Standstill Period, the size of the Board will not be more than nine directors;

●	in the event that the Starboard Director ceases to be a director for any reason, Starboard will be permitted to recommend a replacement director who is reasonably acceptable to the Board (such acceptance not to be unreasonably withheld) and fulfills certain requirements;

●	in the event that the Additional Independent Director or the Vacancy Appointee ceases to be a director for any reason, a replacement will be selected pursuant to the same process provided for in the Agreement for the initial director’s selection, except that the replacement for the Additional Independent Director may be appointed from outside the list provided to Starboard on or before the date hereof subject to certain requirements;

●	Starboard’s rights with respect to the approval of the Vacancy Appointee and the replacement of the Agreed Appointees, as described above, are applicable only if at such time it beneficially owns at least the lesser of 3% of the then-outstanding shares of the Company’s common stock and 2,244,487 shares of the Company’s common stock (subject to adjustment for stock splits, reclassifications, combinations and similar adjustments);

●	Starboard will be subject to customary standstill restrictions, including, among others, with respect to proxy solicitation and related matters, mergers and similar transactions and other changes, each of the foregoing subject to certain exceptions;

●	during the Standstill Period, Starboard will vote all shares of the Company’s common stock beneficially owned by it in accordance with the Board’s recommendations at the 2022 Annual Meeting (i) in favor of all of the Company’s nominees, (ii) in favor of the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year 2022, (iii) in accordance with the Board’s recommendation with respect to the Company’s “say-on-pay” proposal and (iv) in accordance with the Board’s recommendation with respect to any other Company proposal or stockholder proposal presented at the 2022 Annual Meeting; provided, however, that in the event Institutional Shareholder Services Inc. (“ISS”) or Glass Lewis & Co., LLC (“Glass Lewis”) recommends otherwise with respect to the Company’s “say-on-pay” proposal or any other Company proposal or stockholder proposal presented at the 2022 Annual Meeting (other than proposals relating to the election or removal of directors), Starboard shall be permitted to vote in accordance with the ISS or Glass Lewis recommendation;

●	during the Standstill Period, Starboard will vote all shares of the Company’s common stock beneficially owned by it in accordance with the Board’s recommendations on any proposal relating to the appointment, election or removal or directors at any special meetings of the Company’s stockholders or actions by written consent of the Company’s stockholders;

●	during the Standstill Period, Starboard will be permitted to vote in its discretion on any proposal of the Company submitted to stockholders at any annual or special meetings of the Company’s stockholders or actions by written consent of the Company’s stockholders in respect of any extraordinary transaction;

●	neither party will publicly criticize, disparage, call into disrepute or otherwise defame or slander the other party in any manner that would reasonably be expected to damage the business or reputation of such other party, subject to certain exceptions;

●	the Agreement will terminate on the earlier of (x) the date that is 15 business days prior to the deadline for the submission of stockholder nominations for the 2023 Annual Meeting pursuant to the Company’s by-laws or (y) the date that is 100 days prior to the first anniversary of the 2022 Annual Meeting (the “Standstill Period”); and

●	the Company will reimburse Starboard for reasonable, documented out-of-pocket fees and expenses incurred in connection with its involvement with the Company, including but not limited to, its Schedule 13D filings, its preparation and delivery of its nomination notice, its preparation and filing of preliminary proxy materials, and the negotiation and execution of the Agreement, up to $1,100,000 in the aggregate.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

A copy of the press release issued by the Company on July 21, 2022 announcing the execution of the Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth in Item 1.01 above is hereby incorporated herein by reference.

Pursuant to the Agreement, Peter Block, a current Class II director, will depart the Board no later than the conclusion of the 2022 Annual Meeting. There is no disagreement between the Company and Mr. Block on any matter relating to the Company’s operations, policies or practices.

A copy of the press release issued by the Company on July 21, 2022 announcing the execution of the Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 8.01 Other Events.

A copy of the press release issued by the Company on July 21, 2022 announcing the execution of the Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Agreement, dated as of July 20, 2022, by and among LivePerson, Inc. and the Starboard parties set forth on the signature pages thereto.
99.1	Press Release, issued July 21, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEPERSON, INC. (Registrant)

Date: July 21, 2022	By:	/s/ Monica L. Greenberg
Monica L. Greenberg
Executive Vice President of Policy and General Counsel

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